Exhibit 31.4

CERTIFICATION

I, Tad M. McMahon, certify that:

1. I have reviewed the Amendment No. 1 to the Annual Report on Form 10-K of Butler National Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstance under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 28, 2024

/s/ Tad M. McMahon
Tad M. McMahon, Chief Financial Officer

and Secretary